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                                                                     EXHIBIT 5.1

                        [WINSTON & STRAWN LLP LETTERHEAD]


                                             March 2, 2005

Lear Corporation
Lear Operations Corporation
Lear Seating Holdings Corp. #50
Lear Corporation EEDS and Interiors
Lear Technologies, LLC
Lear Midwest Automotive, Limited Partnership
Lear Automotive (EEDS) Spain S.L.
Lear Corporation Mexico, S.A. de C.V.
21557 Telegraph Road
Southfield, MI 48034-5008

     Re: Registration Statement on Form S-4 of Lear Corporation and the Guarantors (as defined below)

Ladies and Gentlemen:

     We have acted as special counsel to Lear Corporation, a Delaware corporation (the "Company"), Lear Operations Corporation ("LOC"), Lear Seating Holdings Corp. #50 ("Lear Seating"), Lear Corporation EEDS and Interiors ("Lear EEDS"), Lear Technologies, LLC ("Lear Technologies"), Lear Midwest Automotive, Limited Partnership ("Lear Midwest"), Lear Automotive (EEDS) Spain S.L. ("Lear Spain") and Lear Corporation Mexico, S.A. de C.V. ("Lear Mexico," and together with LOC, Lear Seating, Lear EEDS, Lear Technologies, Lear Midwest and Lear Spain, the "Guarantors") in connection with the preparation of the Registration Statement on Form S-4, as amended through the date hereof (the "Registration Statement"), filed on behalf of the Company and the Guarantors with the Securities and Exchange Commission (the "Commission") relating to the Company's offer to exchange $400,000,000 aggregate principal amount of its 5 3/4% Series B Senior Notes due 2014 (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and the guarantees of the Exchange Notes by the Guarantors (the "Exchange Guarantees," and together with the Exchange Notes, the "Exchange Securities").

     The Exchange Securities are to be offered by the Company and the Guarantors, respectively, in exchange for $400,000,000 aggregate principal amount of the Company's 5 3/4% Senior Notes due 2014 which were issued and sold in a transaction exempt from registration under the Securities Act (the "Original Notes") and the guarantees for the Original Notes by the Guarantors (the "Original Guarantees" and, together with the Original Notes, the "Original Securities"), all as more fully described in the Registration Statement. The Exchange Securities will be issued under that certain Indenture, dated as of August 3, 2004 (the

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"Indenture"), among the Company, the Guarantors and BNY Midwest Trust Company,
as trustee. LOC, Lear Seating, Lear EEDS, Lear Technologies and Lear Midwest are hereinafter collectively referred to as the "Delaware Guarantors." Lear Spain and Lear Mexico are hereinafter collectively referred to as the "Non-Delaware Guarantors." Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the prospectus (the "Prospectus") contained in the Registration Statement.

     This opinion letter is delivered in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act.

     In connection with this opinion letter, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, in the form filed with the Commission and as amended through the date hereof; (ii) the Certificate of Incorporation, Certificate of Formation or Certificate of Limited Partnership of the Company and each of the Delaware Guarantors, as applicable, as currently in effect;
(iii) the By-laws, the Operating Agreement or Limited Partnership Agreement of the Company and each of the Delaware Guarantors, as applicable, as currently in effect; (iv) an execution copy of the Indenture; (v) the form of the Exchange Securities; and (vi) resolutions adopted by the Board of Directors, members or General Partner of the Company and each of the Delaware Guarantors, as applicable, authorizing, among other things, the filing of the Registration Statement and the issuance and exchange of the Exchange Securities for the Original Securities. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and/or the Delaware Guarantors and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and/or the Delaware Guarantors, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In rendering the opinions expressed below, we have, with your consent, assumed the legal capacity of all natural persons, that the signatures of persons signing all documents in connection with which this opinion letter is rendered are genuine, that all documents submitted to us as originals or duplicate originals are authentic and that all documents submitted to us as copies, whether certified or not, conform to authentic original documents. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company, the Delaware Guarantors and others. Additionally, we have, with your consent, assumed and relied upon the following:

          (a) the accuracy and completeness of all certificates and other statements, documents, records, financial statements and papers reviewed by us, and the accuracy and completeness of all representations, warranties, schedules and exhibits contained in the Indenture, with respect to the factual matters set forth therein;

          (b) all parties to the documents reviewed by us (other than the Company and the Delaware Guarantors) are duly formed, validly existing and in good standing under the laws of their respective jurisdictions of formation and under the laws of all jurisdictions where they are conducting their businesses or otherwise required to be so qualified, and have full power and authority to execute, deliver and perform under such

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     documents and all such documents have been duly authorized, executed and delivered by such parties;

          (c) the execution, delivery and performance by the Non-Delaware Guarantors of the Indenture and the Exchange Guarantees do not violate the laws of their respective jurisdictions of formation or any other applicable law (except with respect to the law of the State of New York and the federal law of the United States to the extent specifically addressed below); and

          (d) the execution, delivery and performance by the Non-Delaware Guarantors of the Indenture and the Exchange Guarantees do not constitute a breach of the organizational documents of the Non-Delaware Guarantors, any agreement or instrument which is binding upon the Non-Delaware Guarantors, or any laws (other than Covered Laws as defined below) to which such Non-Delaware Guarantor may be subject.

     Based upon and subject to the foregoing and the qualifications, assumptions and limitations set forth herein, we are of the opinion that:

     1. The issuance and exchange of the Exchange Notes for the Original Notes have been duly authorized by requisite corporate action by the Company, and the issuance of the Exchange Guarantees has been duly authorized by requisite corporate, limited liability company or limited partnership action, as applicable, by the Delaware Guarantors.

     2. The Exchange Notes will be valid and binding obligations of the Company, and the Exchange Guarantees will be valid and binding obligations of the Guarantors, in each case, entitled to the benefits of the Indenture and enforceable against the Company and the Guarantors, respectively, in accordance with their terms, except to the extent that the enforceability thereof may be limited by (x) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (y) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) when
(i) the Registration Statement, as finally amended (including all necessary post-effective amendments), shall have become effective under the Securities Act; (ii) the Exchange Securities are duly executed and authenticated in accordance with the provisions of the Indenture; and (iii) the Exchange Securities shall have been issued and delivered in exchange for the Original Securities pursuant to the terms set forth in the Prospectus.

     The foregoing opinions are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware, the Revised Uniform Limited Partnership Act of the State of Delaware, the Limited Liability Company Act of the State of Delaware, including the applicable provisions of the Delaware Constitution and reported decisions interpreting these laws, and the laws of the United States of America to the extent referred to specifically herein (such statutes and the laws of such jurisdictions being "Covered Laws"), and we express no opinion with respect to the laws of any other country, state or jurisdiction.

     We hereby consent to the reference to our firm under the heading "Legal Matters" in the Prospectus and to the filing of this opinion letter with the Commission as an exhibit to the

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Registration Statement. In giving such consent, we do not concede that we are experts within the meaning of the Securities Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Securities Act.


                                              Very truly yours,


                                              /s/ Winston & Strawn LLP